UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2004

BRAINTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-24911
(Commission File Number)

98-0168932
(IRS Employer Identification No.)

102-930 West 1st Street, North Vancouver, BC Canada V7P 3N4
(Address of principal executive offices and Zip Code)

604-988-6440
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Fair Disclosure.

On May 12, 2004, we closed a private placement of convertible debentures resulting in gross proceeds of $337,500.

The convertible debentures bear interest at 8% per annum until the debenture is paid. The principal amount and accrued interest of each debenture is convertible into units at a conversion price of $0.25 per unit. Each unit consists of one common share and one-half share purchase warrant. Each whole warrant shall entitle the holder to purchase one additional common share at a price of $0.25 per share for an exercise period of five years after the date of issue. The debentures shall mature on August 25, 2006.

Further, on May 20, 2004, we closed an additional private placement of convertible debentures resulting in gross proceeds of $187,500. The convertible debentures will be on the same terms as stated above.

In addition, we will pay a commission to certain persons, consisting of the issuance of 113,000 units in consideration for the placement of the debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward A. White__________________
Edward A. White, CFO and Director

Date: May 21, 2004